UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 19, 2026
Date of Report (Date of earliest event reported)

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	001-42396	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Avenue,	Tyler,	TX	75701
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code: (903) 531-7111

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value	SBSI	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 19, 2026, Southside Bank (the “Bank”), a subsidiary of Southside Bancshares, Inc. (the “Company”) entered into a split dollar life insurance agreement (the “Split Dollar Agreement”) with Keith Donahoe, President and Chief Executive Officer of the Company and the Bank. The Split Dollar Agreement provides that the Bank will be the owner and beneficiary of certain life insurance policies ensuring the life of Mr. Donahoe and will be entitled to receive an amount equal to the cash surrender value of such policies, plus any portion of the net death benefits in excess of the amounts that Mr. Donahoe’s beneficiary is entitled to receive. If Mr. Donahoe dies while employed by the Bank, his beneficiary will receive a benefit of $2,100,000 (which amount will be increased annually by an inflation adjustment factor). If Mr. Donahoe dies after termination of his employment with the Bank and after satisfying certain vesting conditions, his beneficiary will be entitled to receive a benefit equal to one and one half times Mr. Donahoe’s base salary for his final year of employment, provided the total benefit may not exceed the net death proceeds. After Mr. Donahoe’s retirement, the Bank will pay an annual gross-up bonus to Mr. Donahoe in an amount sufficient to enable him to pay the federal income tax on both the economic benefit and on the gross-up bonus. The Split Dollar Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, on February 19, 2026, the Board of Directors (the “Board”) of the Company and the Bank acknowledged the retirement of director Michael J. Bosworth from the Board, effective upon the expiration of his term at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”), scheduled for May 14, 2026, in accordance with the mandatory age requirement set forth in the Company's Director Departure Policy. Mr. Bosworth has served on the Company's Board since 2017. The upcoming retirement is not a result of any disagreement with the Board or management. Mr. Bosworth also serves on the Board of Directors of the Bank and will retire effective as of the 2026 Annual Meeting. In addition, the Board approved a decrease in the size of the Company Board and the Bank Board from 14 members to 13 members, effective as of the 2026 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(D)Exhibits.  The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Split Dollar Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: February 20, 2026	By:	/s/ JULIE N. SHAMBURGER
Julie N. Shamburger, CPA
Chief Financial Officer
(Principal Financial Officer)